Exhibit 10.2

AMENDMENT NO. 6 TO SLOT RECEIVABLES PURCHASE AGREEMENT

THIS AMENDMENT NO. 6 TO SLOT RECEIVABLES PURCHASE AGREEMENT, dated as of March 20, 2015 (this “Amendment”), is entered into by and among: (a) Tenneco Automotive RSA Company, a Delaware corporation (“Seller”), (b) Tenneco Automotive Operating Company Inc., a Delaware corporation (“Tenneco Operating”), as initial Servicer (the “Servicer”, and together with Seller, the “Seller Parties”), (c) Wells Fargo Bank, National Association, a national banking association, individually (“Wells Fargo” and, together with its successors and permitted assigns, the “SLOT Purchaser”), and as agent for the SLOT Purchaser (in such capacity, together with its successors and assigns in such capacity, the “SLOT Agent”), and is consented to by JPMorgan Chase Bank, N.A., as First Lien Agent under the Intercreditor Agreement (as defined below) (in such capacity, together with its successors and assigns, the “First Lien Agent”). Capitalized terms used and not otherwise defined herein shall have the meanings attributed thereto in the Agreement (hereinafter defined).

PRELIMINARY STATEMENTS

The parties hereto are parties to that certain SLOT Receivables Purchase Agreement dated as of March 26, 2010 (as amended or otherwise modified from time to time, the “Agreement”). Seller, Servicer, the SLOT Agent, as Second Lien Agent, and the First Lien Agent are parties to that certain Intercreditor Agreement dated as of March 26, 2010 (as heretofore amended, the “Intercreditor Agreement”).

Subject to the terms and conditions hereof, the parties hereto agree to amend the Agreement as hereinafter set forth.

1. Defined Terms. Capitalized terms used herein and not otherwise defined shall have their meanings as attributed to such terms in the Agreement.

2. Amendments. Upon satisfaction of the conditions precedent set forth in Section 3 hereof, the Agreement is hereby amended as of the Effective Date as follows:

(a) Section 5.1(p) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(p) Not an Investment Company. Such Seller Party is not and, will not as a result of the transactions contemplated hereby be, required to register as an ‘investment company’ under the Investment Company Act of 1940, as amended, in reliance, in the case of the Seller, on the exception contained in Section 3(c)(5) thereunder and such Seller Party is not a “covered fund” as defined under the Volcker Rule under C.F.R. 75.10(c)(8).”

(b) Clauses (b) and (c) of Section 14.5 of the Agreement are amended and restated in their entireties to read, respectively, as follows:

“(b) Each of the SLOT Agent and the SLOT Purchaser agrees to keep confidential all non-public information provided to it by either Seller Party pursuant to this Agreement that is designated by such Seller Party as confidential, except to the extent permitted to be disclosed pursuant to clause (c) of this Section 14.5.

“(c) Each of the Seller Parties, the SLOT Agent and the SLOT Purchaser hereby consents to the disclosure of any nonpublic information with respect to it (i) to the

Amendment No. 6 to SLOT RPA

Performance Guarantor, the SLOT Agent and the SLOT Purchaser, (ii) by a Seller Party, the SLOT Agent or the SLOT Purchaser to any prospective or actual assignee or participant of either the SLOT Agent or the SLOT Purchaser; provided that such assignee or participant agrees to be bound by the terms of this Section 14.5, (iii) by the SLOT Purchaser and the SLOT Agent pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law), (iv) by a Seller Party, the SLOT Agent or the SLOT Purchaser to its respective accountants, legal counsel and other advisors; provided that each such Person is informed of the confidential nature of such information, and (v) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder.”

(c) The following definitions appearing in Exhibit I to the Agreement are hereby amended and restated in their entireties to read, respectively, as follows:

“Adjusted Concentration Limit” means (a) for General Motors Company and its Affiliates at any time their Extra Special Concentration Limit remains in effect, 14.0% of the aggregate Outstanding Balance of all Eligible Receivables, (b) for Ford Motor Company and its Affiliates at any time their Extra Special Concentration Limit remains in effect, 20.0% of the aggregate Outstanding Balance of all Eligible Receivables, and (c) (i) at all other times for General Motors Company and its Affiliates, and Ford Motor Company and its Affiliates and (ii) for any other Obligor and its Affiliates at any time, 10.0% of the aggregate Outstanding Balance of all Eligible Receivables after subtracting the Pass Through Reserve, the Warranty Reserve, the Sales-Promotion Reserve and the Price Give Back Accrual.

“Extra Special Concentration Amount” means, on any date of determination, for each of the Obligors specified in the table below, the excess, if any, of (a) the product of (i) the percentage for such Obligor and its Affiliates set forth in the table below (the “Extra Special Concentration Limit”), times (ii) the aggregate Outstanding Balance of all Eligible Receivables, over (b) the “Overconcentration Amount” under (and as defined in) the First Lien Receivables Purchase Agreement for such Obligor as determined under the First Lien Receivables Purchase Agreement:

OBLIGOR	EXTRA SPECIAL CONCENTRATION LIMIT
General Motors Company and Affiliates	14.0%
Ford Motor Company and Affiliates	14.0%

In the event the SLOT Agent changes its view of the credit risk of any such Obligor as a result of events or developments occurring after the date of this Agreement, the SLOT Agent may, upon not less than 10 Business Days’ notice to Seller, reduce any Extra Special Concentration Limit but not to a limit lower than the applicable “Special Concentration Limit” under (and as defined in) the First Lien Receivables Purchase Agreement.

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“LMIR” means, for any day, the sum of (a) the three-month “Eurodollar Rate” for U.S. Dollar deposits as reported on the Reuters Screen LIBOR01 Page (or such page as may replace Reuters Screen LIBOR01 Page), plus (b) the Applicable Margin; provided that if the rate appearing on such page shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“SLOT Purchase Limit” means $50,000,000.

“SLOT Termination Date” means April 30, 2017.

(d) Schedule A to the Agreement is hereby amended and restated in its entirety to read as follows:

SCHEDULE A

COMMITMENTS

SLOT PURCHASER	COMMITMENT
Wells Fargo Bank, N.A.	$50,000,000

2. Representations and Warranties. In order to induce the SLOT Agent and the SLOT Purchaser to enter into this Amendment, each of the Seller Parties hereby represents and warrants to them as follows: (a) The execution and delivery by it of this Amendment and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder, are within its organizational powers and authority and have been duly authorized by all necessary organizational action on its part, (b) this Amendment has been duly executed and delivered by it, (c) each of its representations and warranties set forth in Article V of the Agreement is true and correct as of the date hereof in all material respects as though made on and as of such date, it being understood that the foregoing materiality qualifier shall not apply to any representation that itself contains a materiality threshold, and (d) as of the date hereof, no event has occurred and is continuing that would constitute a Amortization Event or a Potential Amortization Event.

3. Conditions Precedent. Effectiveness of this Amendment is subject to the prior or contemporaneous satisfaction of each of the following conditions precedent: (a) The SLOT Agent shall have received counterparts hereof, duly executed by each of the parties hereto and consented to by the First Lien Agent; (b) the SLOT Agent shall have received counterparts of, a fifth amended and restated Fee Letter, duly executed by each of the parties thereto; (c) the SLOT Agent’s counsel shall have received payment in full of its legal fees and disbursements; and (d) each of the representations and warranties contained in Section 2 of this Amendment shall be true and correct in all material respects, it being understood that the foregoing materiality qualifier shall not apply to any representation that itself contains a materiality threshold.

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4. Miscellaneous.

4.1. CHOICE OF LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS.

4.2. Integration; Binding Effect; Survival of Terms. This Amendment contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy).

4.3. Counterparts; Severability. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of a signature page to this Amendment. Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

4.4. Ratification. Except as expressly modified hereby, the Agreement is hereby ratified, approved and confirmed in all respects.

<Signature pages follow>

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers or attorneys-in-fact as of the date hereof.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Second Lien Agent

By:	/s/ Michael J. Landry
Name:	Michael J. Landry
Title:	Vice President

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TENNECO AUTOMOTIVE RSA COMPANY, a Delaware corporation

By:	/s/ John E. Kunz
Name:	John E. Kunz
Title:	President and Treasurer

TENNECO AUTOMOTIVE OPERATING COMPANY INC., a Delaware corporation

By:	/s/ John E. Kunz
Name:	John E. Kunz
Title:	Vice President & Controller

By its signature below, the undersigned hereby consents to the terms of the foregoing Amendment, confirms that its Performance Undertaking remains unaltered and in full force and effect and hereby reaffirms, ratifies and confirms the terms and conditions of its Performance Undertaking:

TENNECO INC., a Delaware corporation

By:	/s/ John E. Kunz
Name:	John E. Kunz
Title:	Vice President & Controller

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ACKNOWLEDGED AND CONSENTED TO:

JPMORGAN CHASE BANK, N.A.,
as First Lien Agent

By:	/s/ John Kuhns
Name:	John Kuhns
Title:	Executive Director

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